






                                                   SUBSIDIARIES OF THE REGISTRANT


                                                                          Percentage of             State of Incorporation
    Parent                                   Subsidiary                       Ownership                or Organization
----------------------------------------------------------------------------------------------------------------------------
First Midwest                       First Federal Savings Bank                   100%                        Federal
Financial, Inc.                     of the Midwest

First Midwest                       Security State Bank                          100%                        Iowa
Financial, Inc.

First Federal Savings               First Services Financial                     100%                        Iowa
Bank of the Midwest                 Limited

First Services                      Brookings Service                            100%                        South Dakota
Financial Limited                   Corporation
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     The financial statements of First Midwest Financial,  Inc. are consolidated with those of its subsidiaries.